UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification Number)

37 North Orange Avenue, Suite 607, Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

(888) 613 - 8802

(Registrant’s telephone number, including area code)

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

On December 8, 2014, we entered into a Contract for the Compounding of Pharmaceutical Products (the “Agreement”) with KRS Global Biotechnology, Inc. (“KRS”) pursuant to which KRS will carry out the services of compounding, packaging and distributing tablets of our low dose naltrexone product in accordance with the Agreement.

The Agreement has an initial term of three years starting on December 8, 2014. The parties may agree to extend the initial term for one year. KRS will pay us for every tablet it compounds, packages and sells, calculated in accordance with a formula set forth in the Agreement. We represented and agreed, among other things, (i) to provide sales and marketing assistance necessary to allow KRS to fulfill its obligations, (ii) that the rights provided to KRS in the Agreement to provide our low dose naltrexone product are exclusive only to KRS and will not be provided to any other party during the term of the Agreement, (iii) to provide KRS with specifications for raw materials and the necessary technical specifications for the compounding and packaging processes of our low dose naltrexone product, as available, (iv) in the event the Agreement is terminated by us for any reason, to reimburse KRS for all unused packaging materials, (v) in the event that KRS does not receive and ship at least 1,000 orders (prescriptions), to reimburse KRS for 100% of the “ramp up costs” of compounding our product, even in the case where we cancel/terminate the Agreement, (vi) to assign a person from us, agreeable to both parties, to be in charge of communication between us and KRS, and (vii) to provide the design of secondary packing and instructions in any language we need.

We also agreed that under our authorization and our patents, KRS must order and have shipped directly to KRS the active pharmaceutical ingredient necessary for the production of our low dose naltrexone product and KRS shall submit a purchase order to us for such active pharmaceutical ingredient. We agreed to pay such purchase order directly to the supplier of the active pharmaceutical ingredient. Upon KRS receiving a minimum of 10,000 orders (prescriptions) per month, KRS will pay for the active pharmaceutical ingredient for each such 10,000 orders month.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Contract for the Compounding of Pharmaceutical Products, dated December 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immune Therapeutics, Inc.

By: /s/ Noreen Griffin
Noreen Griffin, Chief Executive Officer

Date: December 15, 2014